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                        DOBSON COMMUNICATIONS CORPORATION


                                  $650,000,000


                          8-7/8% SENIOR NOTES DUE 2013

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                                    INDENTURE


                         Dated as of September 26, 2003


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                     Bank of Oklahoma, National Association,
                                   as Trustee






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
                                TABLE OF CONTENTS

ARTICLE 1.   DEFINITIONS AND INCORPORATION BY REFERENCE.......................1

  Section 1.01.   Definitions.................................................1
  Section 1.02.   Other Definitions..........................................19
  Section 1.03.   Incorporation by Reference of Trust Indenture Act..........19
  Section 1.04.   Rules of Construction......................................19

ARTICLE 2.   THE NOTES.......................................................20

  Section 2.01.   Form and Dating............................................20
  Section 2.02.   Execution and Authentication...............................21
  Section 2.03.   Registrar and Paying Agent.................................21
  Section 2.04.   Paying Agent to Hold Money in Trust........................22
  Section 2.05.   Holder Lists...............................................22
  Section 2.06.   Transfer and Exchange......................................22
  Section 2.07.   Replacement Notes..........................................32
  Section 2.08.   Outstanding Notes..........................................33
  Section 2.09.   Treasury Notes.............................................33
  Section 2.10.   Temporary Notes............................................33
  Section 2.11.   Cancellation...............................................33
  Section 2.12.   Defaulted Interest.........................................34
  Section 2.13.   CUSIP and ISIN Numbers.....................................34

ARTICLE 3.   REDEMPTION AND PREPAYMENT.......................................34

  Section 3.01.   Notices to Trustee.........................................34
  Section 3.02.   Selection of Notes to Be Redeemed..........................34
  Section 3.03.   Notice of Redemption.......................................35
  Section 3.04.   Effect of Notice of Redemption.............................35
  Section 3.05.   Deposit of Redemption Price................................36
  Section 3.06.   Notes Redeemed in Part.....................................36
  Section 3.07.   Optional Redemption........................................36
  Section 3.08.   Mandatory Redemption.......................................37
  Section 3.09.   Offer to Purchase..........................................37

ARTICLE 4.   COVENANTS.......................................................39

  Section 4.01.   Payment of Notes...........................................39
  Section 4.02.   Maintenance of Office or Agency............................39
  Section 4.03.   Reports....................................................39
  Section 4.04.   Compliance Certificate.....................................40
  Section 4.05.   Taxes......................................................40
  Section 4.06.   Stay, Extension and Usury Laws.............................41
  Section 4.07.   Restricted Payments........................................41
  Section 4.08.   Dividend and Other Payment Restrictions
                    Affecting Subsidiaries...................................43
  Section 4.09.   Incurrence of Indebtedness.................................45
  Section 4.10.   Issuance of Guarantees by Restricted Subsidiaries..........46
  Section 4.11.   Asset Sales................................................47
  Section 4.12.   Transactions with Affiliates...............................48
  Section 4.13.   Liens......................................................49
  Section 4.14.   Corporate Existence........................................49
  Section 4.15.   Offer to Repurchase Upon Change of Control.................49
  Section 4.16.   Limitations on Line of Business............................50
  Section 4.17.   Payments for Consent.......................................50
  Section 4.18.   Issuance and Sale of Capital Stock of
                    Restricted Subsidiaries..................................50
  Section 4.19.   Sale and Leaseback Transactions............................50

ARTICLE 5.   SUCCESSORS......................................................51

  Section 5.01.   Merger, Consolidation, or Sale of Assets...................51
  Section 5.02.   Successor Person Substituted...............................51

ARTICLE 6.   DEFAULTS AND REMEDIES...........................................52

  Section 6.01.   Events of Default..........................................52
  Section 6.02.   Acceleration...............................................53
  Section 6.03.   Other Remedies.............................................53
  Section 6.04.   Waiver of Past Defaults....................................54
  Section 6.05.   Control by Majority........................................54
  Section 6.06.   Limitation on Suits........................................54
  Section 6.07.   Rights of Holders to Receive Payment.......................54
  Section 6.08.   Collection Suit by Trustee.................................55
  Section 6.09.   Trustee May File Proofs of Claim...........................55
  Section 6.10.   Priorities.................................................55
  Section 6.11.   Undertaking for Costs......................................56
  Section 6.12.   Restoration of Rights and Remedies.........................56
  Section 6.13.   Rights and Remedies Cumulative.............................56
  Section 6.14.   Delay or Omission Not Waiver...............................56

ARTICLE 7.   TRUSTEE.........................................................56

  Section 7.01.   Duties of Trustee..........................................56
  Section 7.02.   Rights of Trustee..........................................57
  Section 7.03.   Individual Rights of Trustee...............................58
  Section 7.04.   Trustee's Disclaimer.......................................58
  Section 7.05.   Notice of Defaults.........................................58
  Section 7.06.   Reports by Trustee to Holders..............................58
  Section 7.07.   Compensation and Indemnity.................................58
  Section 7.08.   Replacement of Trustee.....................................59
  Section 7.09.   Successor Trustee by Merger, etc...........................60
  Section 7.10.   Eligibility; Disqualification..............................60
  Section 7.11.   Preferential Collection of Claims Against Company..........60

ARTICLE 8.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................60

  Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance...60
  Section 8.02.   Legal Defeasance and Discharge.............................61
  Section 8.03.   Covenant Defeasance........................................61
  Section 8.04.   Conditions to Legal or Covenant Defeasance.................61
  Section 8.05.   Deposited Money and Government Securities to Be Held
                    in Trust; Other Miscellaneous Provisions.................62
  Section 8.06.   Repayment to Company.......................................63
  Section 8.07.   Reinstatement..............................................63

ARTICLE 9.   AMENDMENT, SUPPLEMENT AND WAIVER................................63

  Section 9.01.   Without Consent of Holders.................................63
  Section 9.02.   With Consent of Holders....................................64
  Section 9.03.   Compliance with Trust Indenture Act........................65
  Section 9.04.   Revocation and Effect of Consents..........................65
  Section 9.05.   Notation on or Exchange of Notes...........................65
  Section 9.06.   Trustee to Sign Amendments, etc............................65

ARTICLE 10.  SATISFACTION AND DISCHARGE......................................65

  Section 10.01.  Satisfaction and Discharge of Indenture....................65
  Section 10.02.  Application of Trust Money.................................66

ARTICLE 11.   MISCELLANEOUS..................................................67

  Section 11.01.  Trust Indenture Act Controls...............................67
  Section 11.02.  Notices....................................................67
  Section 11.03.  Communication by Holders with Other Holders................68
  Section 11.04.  Certificate and Opinion as to Conditions Precedent.........68
  Section 11.05.  Statements Required in Certificate or Opinion..............68
  Section 11.06.  Rules by Trustee and Agents................................68
  Section 11.07.  No Personal Liability of Directors, Officers,
                    Employees and Stockholders...............................69
  Section 11.08.  Governing Law..............................................69
  Section 11.09.  No Adverse Interpretation of Other Agreements..............69
  Section 11.10.  Successors.................................................69
  Section 11.11.  Severability...............................................69
  Section 11.12.  Counterpart Originals......................................69
  Section 11.13.  Table of Contents, Headings, etc...........................69

EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

     This INDENTURE dated as of September 26, 2003 between Dobson Communications Corporation, an Oklahoma corporation (the "Company") and Bank of Oklahoma, National Association, as Trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-7/8% Senior Notes due 2013 (together with the Exchange Notes and any Additional Notes that may be issued in the future in accordance with Section 2.01(d), the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Company or which is assumed in connection with an Asset Acquisition by a Restricted Subsidiary or by the Company and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term "Acquired Indebtedness" does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or merges with or into the Company or such Asset Acquisition.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Additional Notes" means any additional Notes that the Company may issue pursuant to Section 2.01 of this Indenture.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

          (1) the net income of any Person other than net income attributable to a Restricted Subsidiary in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period;

          (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a) (and in such case, except to the extent includable pursuant to clause (1) above), the net income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (3) except in the case of any restriction or encumbrance permitted under Section 4.08, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4) any gains or losses on an after-tax basis attributable to Asset Dispositions; and

          (5) all extraordinary gains and extraordinary losses, net of tax.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom

          (1) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to
     Section 4.03.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at October 1, 2008 plus (2) all required interest payments due on such Note through October 1, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Asset Acquisition" means:

          (1) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries but only if such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment, or

          (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries other than to the Company or another Restricted Subsidiary of

          (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

          (2) all or substantially all of the assets that constitute a division, operating unit or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

          (1) all or any of the Capital Stock of any Restricted Subsidiary,

          (2) all or substantially all of the property and assets of a division, operating unit or line of business of the Company or any of its Restricted Subsidiaries, or

          (3) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01;

          provided, however that the term "Asset Sale" shall not include:

          (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million,

          (2) sales, transfers or other dispositions of inventory, receivables and other current assets in the ordinary course,

          (3) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a Permitted Business on the date of such sale or other disposition,

          (4) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under
     Section 4.07;

          (5) sales, transfers or other dispositions of assets, including issuances of Capital Stock, between or among the Company and/or its Restricted Subsidiaries; or the sale or other disposition of cash or Cash Equivalents.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in the transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

          (1) the sum of the products of

               (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and

               (b) the amount of such principal payment by

          (2) by the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Broker Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all Common Stock and Preferred Shares.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Cash Equivalents" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, having maturities of not more than one year from the date of acquisition,

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million or the foreign currency equivalent thereof and has outstanding debt which is rated "A" or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation other than an Affiliate of the Company son organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to S&P, and

          (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" or such similar equivalent or higher rating by S&P or Moody's.

     "Change of Control" means:

          (1) any "person" or "group", within the meaning of Section 13(d) of 14(d)(2) of the Exchange Act, becomes the ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

          (2) individuals who on the Issue Date constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors then in office;

          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the combined assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Restricted Subsidiary or the Controlling Stockholder or any Affiliate thereof; or

          (4) the adoption of a plan of liquidation or dissolution of the Company.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes.

     "Clearstream" means Clearstream Banking, S.A., and any and all successors thereto.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Issue Date, including without limitation, all series and classes of such Common Stock.

     "Company" means Dobson Communications Corporation, an Oklahoma corporation, and any and all successors thereto.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income

          (1) Consolidated Interest Expense,

          (2) income taxes, other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets,

          (3) depreciation expense,

          (4) amortization expense, and

          (5) all other non-cash items reducing Adjusted Consolidated Net Income other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced to the extent not otherwise reduced in accordance with GAAP by an amount equal to the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by the quotient of

          (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries, divided by

          (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness including, without limitation,

          (1) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

          (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

          (3) the net costs associated with Interest Rate Agreements and the interest expense in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof).

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of

          (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

          (2) the product of (A) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the then most recent two fiscal quarters for which consolidated financial statements of the Company have been filed with the Commission and (B) two (such two fiscal quarter period being the "Two Quarter Period"),

          In determining the Consolidated Leverage Ratio, pro forma effect shall be given to:

          (1) any Indebtedness that is to be incurred or repaid on the Transaction Date as if such incurrence or repayment had occurred on the first day of such Two Quarter Period;

          (2) Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Two Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (3) Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the two full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "Controlling Stockholder" means Everett R. Dobson and his Affiliates.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with all other agreements, instruments, and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced, refinanced or otherwise modified from time to time, including without limitation, increases and decreases from time to time in the amounts available for borrowings thereunder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

          (1) required to be redeemed prior to the final Stated Maturity of the Notes,

          (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the final Stated Maturity of the Notes, or

          (3) convertible into or exchangeable for Capital Stock referred to in
     (1) or (2) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the Notes.

     Any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.15 and such Capital Stock specifically provides that the Company of such Capital Stock will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company repurchase of such Notes as are required to be repurchased pursuant to Section 4.15; provided that in no event shall the Senior Preferred Stock be deemed to be Disqualified Stock for any purpose of this Indenture.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

     "Equipment Lease and Switch Sharing Agreements" means the three Equipment Lease Agreements and the three Switch Sharing Agreements between Dobson Operating Co., LLC and American Cellular Corporation, and the one Equipment Lease Agreement between Sygnet Communications, Inc. and American Cellular Corporation, all dated as of January 1, 2003, which provide for the leasing or sharing of certain telecommunications equipment between the parties thereto, including any amendments or modifications thereto; provided, however, that such amendments or modifications may not adversely affect the Company and its Restricted Subsidiaries when compared with the provisions in place immediately prior to the time of such amendment.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into or exchangeable for, Capital Stock.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and any and all successors thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exchange Notes" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "FCC" means the Federal Communications Commission.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c), 2.06(f) or 2.07 hereof.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

          (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part.

     The term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

     "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person at any date of determination, without duplication,

          (1) all indebtedness of such Person for borrowed money,

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,

          (5) all obligations of such Person as lessee under Capitalized Leases,

          (6) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; but only to the extent of the lesser of

               (a) the Fair Market Value of such asset at such date of determination, and

               (b) the amount of such Indebtedness,

          (7) all indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person,

          (8) the maximum fixed redemption or repurchase price of Disqualified Stock (or, in the case of any Restricted Subsidiary, of Preferred Shares) of such Person outstanding at the time of determination and

          (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, and

          (2) money borrowed at the time of the incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness."

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Purchasers" means Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Rabo Securities USA, Inc. and [. ].

     "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include

          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and

          (2) the Fair Market Value of the Capital Stock or any other Investment held by the Company or any of its Restricted Subsidiaries, of or in any Person that has ceased to be a Restricted Subsidiary other than as a result of being designated as an Unrestricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of Section 4.19.

          For purposes of the definition of "Unrestricted Subsidiary" and
     Section 4.07,

          (1) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,

          (2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and

          (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Investment Grade Rating" means a rating equal to or higher than Baaa3 by Moody's and BBB- by S&P.

     "Issue Date" means September 26, 2003.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Management Agreement" means the Amended and Restated Management Agreement between Dobson Cellular Systems, Inc. and ACC Acquisition LLC, dated as of February 25, 2000, as amended, as in effect on the Issue Date.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means,

          (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of

               (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

               (b) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

               (c) payments made to repay Indebtedness or any other obligation (owing to a Person other than the Company or any Subsidiary of the Company) outstanding at the time of such Asset Sale that either

                    (i) is secured by a Lien on the property or assets sold, or

                    (ii) is required to be paid as a result of such sale, and

               (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and

          (2) with respect to any issuance or sale of Capital Stock or the incurrence of any Indebtedness, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the DTC, shall include Euroclear and Clearstream.

     "Participating Broker-Dealer" means any Broker-Dealer that elects to exchange Notes acquired in the Exchange Offer for its own account as a result of market-making or other trading activities.

     "Permitted Business" means (i) the delivery or distribution of telecommunications, voice, data, internet or video services, (ii) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation or any license relating to the delivery of the services described in clause (i) of this definition.

     "Permitted Investment" means:

          (1) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; but only if such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

          (2) Cash Equivalents;

          (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4) stock, obligations or securities received in satisfaction of judgments or pursuant to any court supervised plan of reorganization or similar proceeding;

          (5) non-cash consideration acquired in any Asset Sale effected in accordance with Section 4.11; and

          (6) any acquisition of assets used, or Capital Stock of a Person primarily engaged, in a business related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries to the extent acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company.

     "Permitted Liens" means

          (1) Liens on the Company's assets or on the assets of any of its Restricted Subsidiaries to secure (x) Indebtedness under Credit Agreements or (y) purchase money Indebtedness, provided that the principal amount of such purchase money Indebtedness secured by Liens incurred pursuant to this clause (y) shall not exceed $100.0 million at any time outstanding;

          (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of the Company's Restricted Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries;

          (3) Liens on property existing at the time of acquisition of that property by the Company or any of the Company's Restricted Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries;

          (4) Liens existing on the Issue Date;

          (5) Liens in favor of the Company or any of its Restricted
     Subsidiaries;

          (6) Liens incurred in the ordinary course of the business of the Company or of any of its Restricted Subsidiaries with respect to obligations that do not exceed, in the aggregate at any one time outstanding, more than 10% of total consolidated assets of the Company or any of its Restricted Subsidiaries;

          (7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision;

          (9) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision;

          (10) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject to the Lien or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and the business of the Company's Restricted Subsidiaries taken as a whole;

          (11) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

          (12) leases or subleases granted to third Persons not interfering with the Company's ordinary course of business or of the business of any of its Restricted Subsidiaries;

          (13) Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated under ERISA, incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

          (14) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (15) any attachment or judgment Lien in respect of a judgment not constituting an Event of Default under clause (6) of Section 6.01;

          (16) any interest or title of a lessor or sublessor under any operating lease, conditional sale, title retention, consignment or similar arrangements entered into in the ordinary course of business;

          (17) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

          (18) bankers' liens in respect of deposit accounts;

          (19) Liens imposed by law incurred by the Company or its Restricted Subsidiaries in the ordinary course of business; and

          (20) Liens to secured Attributable Debt in connection with sale and leaseback transactions.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends, if applicable, on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final Stated Maturity not earlier than the Stated Maturity of, and has an Average Life equal to or greater than the Average Life of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity not earlier than the final Stated Maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that if the Indebtedness being extended, refinanced, renewed, replaced or refunded is Senior Preferred Stock, such Permitted Refinancing Indebtedness
     (a) has a final Stated Maturity not earlier than the final Stated Maturity of the Notes and an Average Life not less than the remaining Average Life of the Notes and (b) none of such Permitted Refinancing Indebtedness may rank on a parity with or senior to the Notes; and

          (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date, including, without limitation, the Senior Preferred Stock and all other series and classes of such preferred stock or preference stock.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Rating Agency" means each of S&P and Moody's or, if either of S&P and Moody's shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Board of Directors of the Company), which shall be substituted for any of S&P or Moody's, as the case may be.

     "Rating Date" means the date which is 90 days prior to the earlier of:

          (1) a Change of Control, and

          (2) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

     "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies):

          (1) in the event the Notes are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Notes by one of the Rating Agencies shall be below an Investment Grade Rating; or

          (2) in the event the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, by and among and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 904 of Regulation S.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under Regulation S of the Securities Act.

     "Rule 904" means Rule 904 promulgated under Regulation S of the Securities Act.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Preferred Stock" means each of the Company's series of 13% Senior Exchangeable Preferred Stock due 2009 and 12.25% Senior Exchangeable Preferred Stock due 2008.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that are Restricted Subsidiaries,

          (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or

          (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Stated Maturity" means,

          (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable or the fixed date on which such Indebtedness is mandatorily redeemable, and

          (2) with respect to any scheduled installment of principal of or interest or dividends, as applicable, on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

     "Trade Payables" means accounts payable to vendors in the ordinary course of business.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data most nearly equal to the period from the redemption date to October 1, 2008, provided, however, that if the period from the redemption date to October 1, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the preamble above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successors serving hereunder.

     "Unrestricted Global Note" means a permanent global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means Dobson JV Company, DCC PCS, Inc., their respective Subsidiaries, including American Cellular Corporation, or any other Subsidiary of the Company that at any time of determination after the Issue Date shall be designated an Unrestricted Subsidiary by the Company's Board of Directors in the manner provided below and any Subsidiary of an Unrestricted Subsidiary. The Company's Board of Directors may designate any Restricted Subsidiary including any newly acquired or newly formed Subsidiary of the Company to be an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; on the condition that

          (1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

          (2) either the Subsidiary to be so designated has total assets of $1,000 or less or if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 described below; and

          (3) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under Sections
     4.07 and 4.09 hereof

          The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; on the condition that immediately after giving effect to such designation

          (1) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture, and

          (2) no Default or Event of Default shall have occurred and be continuing, or shall occur upon such redesignation.

          Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by promptly providing the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Securities" means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which its full faith and credit is pledged.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) of Regulation S under the Securities Act.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                  Defined in
                  Term                                             Section

       "Authentication Order"........................................2.02
       "Change of Control Offer".....................................4.15
       "Change of Control Payment"...................................4.15
       "Change of Control Payment Date" .............................4.15
       "Covenant Defeasance".........................................8.03
       "DTC".........................................................2.03
       "Event of Default"............................................6.01
       "Excess Proceeds".............................................4.11
       "Legal Defeasance" ...........................................8.02
       "Offer Amount"................................................3.09
       "Offer Period"................................................3.09
       "Paying Agent"................................................2.03
       "Qualifying Capital Stock"....................................4.09
       "Registrar"...................................................2.03
       "Restricted Payments".........................................4.07
       "Successor Person "...........................................5.01

SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     (b) The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes, and any Guarantor and its successors or assigns.

     (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

     (a) Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "including" means "including without limitation";

          (6) provisions apply to successive events and transactions; and

          (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

     (d) Subject to compliance with the provisions of Section 4.09 of this Indenture, the Company may issue Additional Notes in an unlimited principal amount under this Indenture.

     (e) Certificated Securities. The Company shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, (2) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (3) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

     Upon the occurrence of any of the events set forth in clauses (1), (2) or
(3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section
2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     (a) One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in such notice.

     (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. Whenever this Indenture or any other document related hereto or thereto requires or permits actions to be taken based on instructions or directions of Holders evidencing a specified percentage of the aggregate principal amount of the Notes then outstanding, the Depositary will be deemed to represent such percentage only to the extent that it has received instructions or directions to that effect from the Holders of the Notes and/or Indirect Participants or Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes, as shall be conclusively evidenced by the Depositary's delivery of such instructions or directions to the Trustee.

     (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     (d) The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, Additional Interest, if any, or interest on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days or such shorter time as the Trustee may allow before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date, as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06.  TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(f) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of the Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under
     Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
     Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

          (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

     (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

          (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this
     Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

          (iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive
     Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

          (i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof,

         the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.

          (ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such Restricted Definitive Note
               proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the holder of such Restricted Definitive Note
               proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

          Upon  satisfaction  of the  conditions  of any of the  clauses in this
     Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

          (iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

          (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

               (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such Restricted Definitive Note
               proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the holder of such Restricted Definitive Notes
               proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the clauses of this
          Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

          (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2),
          (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
          (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE (WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF LESS THAN $100,000 PRINCIPAL AMOUNT OF NOTES, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON COMMUNICATIONS CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11, 4.15 and 9.05 hereof).

          (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          (iii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

          (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

          (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

SECTION 2.07.  REPLACEMENT NOTES.

     (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding and interest on the Notes ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     (c) If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money for the purposes of and sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP AND ISIN NUMBERS.

     The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" and "ISIN" numbers.

SECTION 2.14.  ADDITIONAL INTEREST.

     If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and
(ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

                                   ARTICLE 3.

                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date (but in any event prior to the notice provided pursuant to Section 3.03 hereof), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate or in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or subject to purchase also apply to portions of Notes called for redemption or subject to purchase.

SECTION 3.03.  NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 60 days prior to the redemption date, an Officers' Certificate in accordance with Sections 11.04 and 11.05 requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     A notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of the Notes held by Holders to whom such notice was properly given.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph or
Section 3.09, as applicable, on and after the redemption or purchase date, as applicable, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or subject to purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph or Section 3.09, as applicable, interest shall be paid on the unpaid principal from the redemption date or Purchase Date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     (a) The Company may redeem the Notes at any time and from time to time on or after October 1, 2008, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on October 1 each of the years set forth below:


               Year                              Percentage
               ----                              ----------

               2008..............                108.438%
               2009..............                102.958%
               2010..............                101.479%
               2011 and thereafter               100.000%

     (b) In addition, at any time and from time to time on or prior to October 1, 2006, the Company may redeem up to 35% of the principal amount of the Notes at a redemption price equal to 108.875% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption.

     (c) In addition to the foregoing, at any time prior to October 1, 2008, the Company may also redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes).

SECTION 3.08.  MANDATORY REDEMPTION.

     Except as described below under Sections 4.11 and 4.15, the Company is not required to make any mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.

SECTION 3.09.  OFFER TO PURCHASE.

     (a) In the event that, pursuant to Section 4.11 or 4.15 hereof, the Company shall be required to commence an Asset Sale Offer or Change of Control Offer (each, an "Offer to Purchase"), it shall follow the procedures specified below.

     (b) The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

     (c) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

          (i) that the Offer to Purchase is being made pursuant to this Section
     3.09 and Section 4.11 or Section 4.15, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.15;

          (ii) the principal amount of Notes required to be purchased pursuant to Section 4.11 or Section 4.15, as the case may be (the "Offer Amount"), the purchase price set forth in Section 4.11 or Section 4.15, as applicable, the Offer Period and the Purchase Date (each as defined below);

          (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

          (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

          (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

          (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

          (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (ix) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

          (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

          (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

     (e) On or prior to the Purchase Date, the Company shall, to the extent lawful:

          (i) accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

          (ii) deposit with the Paying Agent funds in an amount equal to the purchase price as set forth in Section 4.11 or Section 4.15, as applicable, in respect of all Notes or portions of Notes properly tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

     (f) The Depositary or the Paying Agent (or the Company, if acting as the Paying Agent), as the case may be, shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the purchase price as set forth in Section 4.11 or Section 4.15, as applicable. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

     (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.11 or 4.15, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.11 or 4.15, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

     (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of
Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                   COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

     (a) The Company shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee on behalf of the Holders, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include an unaudited condensed consolidating balance sheet and related statements of income and cash flows of the Unrestricted Subsidiaries of the Company separate from the financial condition and results of operations of the Company and its Restricted Subsidiaries.

     (c) Following the consummation of the Exchange Offer, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate in accordance with Sections 11.04 and 11.05 stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate in accordance with Sections 11.04 and
11.05 specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

     The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to take any of the following actions (each a "Restricted Payment"):

          (i) declare or pay any dividend or make any distributions on or with respect to its Capital Stock, other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) or dividends or distributions payable to the Company or any Restricted Subsidiary; provided that if any such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company, distributions or dividends to the stockholders of such Restricted Subsidiary other than the Company shall be permitted only to the extent a pro rata portion of such distributions or dividends (measured by value) is paid to the Company,

          (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of

               (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or

               (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company,

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or

          (iv) make any Investment, other than a Permitted Investment, in any Person,

     unless, in each case, at the time of, and after giving effect to, the proposed Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom or shall have occurred and be continuing, or

          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable two-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under Section 4.09(a), or

          (iii) the aggregate amount of such Restricted Payments and all other Restricted Payments declared or made after the Issue Date (the amount, if other than in cash, to be determined in good faith by the Board of Directors) is less than the sum of:

               (A) 100% of the Company's Consolidated EBITDA (or, if its Consolidated EBITDA is a loss, minus 100% of the amount of such loss) accrued during the period treated as one accounting period, beginning on July 1, 2000 to the end of the most recent fiscal quarter preceding the date of such Restricted Payment for which consolidated financial statements of the Companyn have been filed with the Commission, minus
          1.65 times the Company's Consolidated Interest Expense for the same period, plus

               (B) the aggregate Net Cash Proceeds received by the Company after July 1, 2000 as a capital contribution or from issuing or selling its Capital Stock, and options, warrants and other rights to acquire its Capital Stock, to a Person who is not a Restricted Subsidiary of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the final Stated Maturity of the Notes), plus

               (C) an amount equal to the net reduction in Investments that constitute Restricted Payments resulting from payments of interest, dividends, repayments or loans or advances, returns of capital or other transfers of assets to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any Investment (except to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in each case, the amount of the relevant Investments so being reduced or sold; plus

               D) $25.0 million.

     (b) Notwithstanding the foregoing, the following actions shall not be deemed to violate the foregoing limitation on Restricted Payments:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the subparagraphs (i), (ii) and (iii) of Section 4.07(a);

          (ii) the repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) or any Indebtedness that is subordinated to the Notes, in each case in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Restricted Subsidiary of the Company) of, shares of Capital Stock (other than Disqualified Stock) of the Company;

          (iii) the repurchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes with the Net Cash Proceeds from an incurrence of Indebtedness that meets the requirements of clause (2) of Section 4.09(b);

          (iv) payments or distributions, to dissenting stockholders in connection with a consolidation, merger or transfer of assets that complies with Section 5.01;

          (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary in the good faith judgment of the Company's Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

          (vi) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company, or options to purchase such shares, held by the Company's directors, employees or former directors or employees or of any Restricted Subsidiary, or their estates or beneficiaries under their estates, upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued, but only if the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options after the Issue Date does not exceed $2.5 million in any calendar year or $7.0 million in the aggregate;

          (vii) Investments in any Person in an aggregate amount at any time outstanding not to exceed $50.0 million plus, in the case of an Investment in a Person the primary business of which is a Permitted Business, an amount not to exceed the Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock other than Disqualified Stock to a Person that is not a Subsidiary, except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to clause (4)(c)(2) of the first paragraph, or clause (B) Section 4.07; or

          (viii) the payment of regularly scheduled cash dividends with respect to the Senior Preferred Stock in accordance with the terms thereof as in effect on the Issue Date; provided that after giving effect to any such payment on a pro forma basis, the Company could incur at least $1.00 of Indebtedness under Section 4.09(a);

          provided that, except in the case of clauses (i) or (ii), no Default or Event of Default, shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment that is permitted as provided in the preceding paragraph (other than (1) an exchange of Capital Stock for Capital Stock or for subordinated Indebtedness referred to in clause (ii) above, (2) the repurchase, redemption or the acquisition or retirement of subordinated Indebtedness referred to in clause (iii) above, (3) the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (ii) or issuance of Capital Stock referred to in clause (vii) above, and (4) the Restricted Payment referred to in clause (H) above) shall be included in calculating whether the conditions of clause (iii)(c) Section 4.07(a) have been met with respect to any subsequent Restricted Payments.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               RESTRICTED SUBSIDIARIES.

     (a) The Company and its Restricted Subsidiaries shall not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

          (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

          (iii) make loans or advances to the Company or any other Restricted Subsidiary or

          (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     (b) The provisions of clause (a) above shall not apply to any encumbrances or restrictions:

          (i) existing under agreements governing Indebtedness existing on the Issue Date and Credit Agreements, and any amendments, extensions, refinancings, renewals or replacements of such agreements; provided that, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (ii) existing under or by reason of applicable law;

          (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments to such encumbrances or restrictions; provided that, any such amendments are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being amended;

          (iv) in the case of restrictions relating to the transfers of property, restrictions that;

               (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

               (B) exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or

               (C) arise or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (vi) contained in the terms of any Indebtedness (other than as contemplated by clause (1) above), or any agreement creating Indebtedness, of a Restricted Subsidiary entered into after the Issue Date if:

               (A) the encumbrance or restriction applies only if there is a payment default, a default with respect to a financial covenant, or an event of default resulting in the acceleration of the final maturity of such Indebtedness,

               (B) the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings (as determined by the Company), and

               (C) the Company determines that the encumbrance or restriction will not materially affect the ability to pay interest on the Notes at their Stated Maturity or principal and accrued and unpaid interest on the Notes at their final Stated Maturity.

     (c) The Company and its Restricted Subsidiaries shall not be precluded from:

          (i) creating, incurring, assuming or permitting to exist any Liens otherwise permitted under Section 4.13, or

          (ii) restricting the sale of their assets that secure Indebtedness of the Company or its Restricted Subsidiaries.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS.

     (a) Neither the Company nor any Restricted Subsidiary may incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness, if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 6.75 to 1.

     (b) Notwithstanding the provisions of clause (a) of this Section 4.09, the Company and any Restricted Subsidiary (except as specified below) may incur the following types of Indebtedness:

          (i) additional Indebtedness outstanding under one or more Credit Agreements at any time in an aggregate principal amount not to exceed $900.0 million incurred under this clause (1), less any amount of such Indebtedness permanently repaid as provided in Section 4.11 described below;

          (ii) Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness incurred under clause (i), (iii),
     (iv), (v) or (viii) of this Section 4.09(b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses);

          (iii) Indebtedness

               (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

               (B) under Currency Agreements and Interest Rate Agreements, but only if such agreements

                    1) are designed solely to protect the Company or its
               Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and

                    2) do not increase the Indebtedness of the obligor
               outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or

          (iv) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by Issuer or any Restricted Subsidiary in connection with such disposition;

          (v) Guarantees of Indebtedness of the Company by any Restricted Subsidiary or by the Company of Indebtedness of any Restricted Subsidiary so long as such Indebtedness was permitted to be incurred under another provision of this Section 4.09(b) and Section 4.10;

          (vi) intercompany Indebtedness (other than any Guarantee to the extent addressed in clause (v) above) by or among the Company and its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations in respect of the Notes and
     (B)(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or another Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) Indebtedness of the Company and its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness under Credit Agreements incurred pursuant to clause (i) above);

          (viii) Indebtedness represented by the Notes issued on the date of this Indenture and any Notes issued in exchange for such Notes pursuant to the Registration Rights Agreement; and

          (ix) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100.0 million.

     (c) The maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.09, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.13 shall not be treated as Indebtedness.

     (e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the types of Indebtedness described in the above clauses or would be entitled to be incurred pursuant to the first paragraph of this Section 4.09 or any combination of the foregoing, the Company, in its sole discretion, shall classify, and from time to time may reclassify (in whole or part), such item of Indebtedness in any manner that complies with this Section
4.09. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or the payment of dividends on Preferred Shares in the form of additional shares of the same class or series of Preferred Shares shall not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.  ISSUANCE OF GUARANTEES BY RESTRICTED SUBSIDIARIES .

     (a) The Company and its Restricted Subsidiaries shall not guarantee, directly or indirectly, any Indebtedness of the Company which ranks equally with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless

          (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary, and

          (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

     provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness

               (A) ranks equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or be subordinated to, the Subsidiary Guarantee, or

               (B) is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     (b) Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon

          (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by this Indenture, or

          (ii) the release or discharge of the Guarantee of Indebtedness which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4.11.  ASSET SALES.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless

          (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

          (ii) at least 75% of the consideration received consists of cash or Cash Equivalents. For purposes of this clause (ii), any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, will be deemed to be cash.

     (b) In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceeds 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company has been filed with the Commission) then, within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, the Company shall, or shall cause the relevant Restricted Subsidiary, to:

          (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Company secured by a Lien or Indebtedness of any Restricted Subsidiary in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, or

          (ii) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a Permitted Business (or in a company having property and assets of a nature or type, or engaged in a Permitted Business).

     (c) Pending final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

     (d) The amount of such excess Net Cash Proceeds required to be applied, or to be committed to be applied, during such 12-month period as set forth in the preceding paragraph and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Asset Sale Offer (as defined below) totals at least $10.0 million, the Company shall commence, not later than the fifteenth business day of such month, and consummate an offer to purchase from the Holders and the holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Asset Sale Offer on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest and Additional Interest, if any, to the Payment Date (an "Asset Sale Offer"). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

SECTION 4.12.  TRANSACTIONS WITH AFFILIATES.

     (a) The Company and its Restricted Subsidiaries will not, directly or indirectly, engage in any transaction including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate except (i) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with an unrelated Person and (ii)(A) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $7.5 million, such transaction is approved by at least a majority of the disinterested members of the Board of Directors or (B) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $25.0 million, the Company obtains a written opinion as to the fairness to Holders of such transaction or series of related transactions issued by an investment banking, accounting or appraisal firm of national standing.

     (b) The provisions of Section 4.12(a) shall not prohibit:

          (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (2) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

          (3) the payment of reasonable and customary regular fees and indemnity payments to directors of the Company who are not employees of the Company and the payment of reasonable compensation and indemnity payments to officers of the Company;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (5) any Restricted Payments or Permitted Investments not prohibited by
     Section 4.07;

          (6) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company holds, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (7) any agreement between or among the Company and its Restricted Subsidiaries existing and as in effect on the Issue Date and, in each case, any amendment thereto so long as any such amendment is no less favorable to the Company or any of its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date;

          (8) payments under the Management Agreement and Equipment Lease and Switch Sharing Agreements in the ordinary course and on terms no less favorable to the Company than those that would been obtained in a comparable transaction by the Company with an unrelated Person;

          (9) loans or advances to employees in the ordinary course not to exceed $3.0 million in the aggregate at any one time outstanding; and

          (10) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company.

SECTION 4.13.  LIENS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of the Company, or its Restricted Subsidiaries' property or assets, now owned or acquired after the date the Notes are issued, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or if the obligations being secured rank junior in right of payment to the Notes, on a senior basis
to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.14.  CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, as the case may be, and the corporate, limited liability company, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, such Guarantor or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiaries, if the Board of Directors of the Company shall each determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT.

     (a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the purchase date (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in
Section 3.09 and described in such notice.

     (b) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event shall be applicable whether or not any other provisions of this Indenture are applicable.

     (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  LIMITATIONS ON LINE OF BUSINESS.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.17.  PAYMENTS FOR CONSENT

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless that consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

SECTION 4.18.  ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The Company and its Restricted Subsidiaries shall not sell, directly or indirectly, any shares of Capital Stock of a Restricted Subsidiary, including options, warrants or other rights to purchase shares of such Capital Stock, except:

     (a) to the Company or a Restricted Subsidiary;

     (b) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, to the extent required by applicable law and other sales of immaterial amounts of Capital Stock; or

     (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary (i) would continue to be a Restricted Subsidiary or (ii) if it would no longer constitute a Restricted Subsidiary, any remaining Investment in such Person after giving effect to the issuance or sale would have been permitted to be made under Section 4.07, if made on the date of such issuance or sale.

SECTION 4.19.  SALE AND LEASEBACK TRANSACTIONS

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if

          (1) the Company or the relevant Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction pursuant Section 4.09; provided, that this clause will no longer be applicable from and after any Investment Grade Date;

          (2) the gross cash proceeds of the sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of the sale and leaseback transaction; and

          (3) the transfer of assets in the sale and leaseback transaction is permitted by, and the Company of the relevant Restricted Subsidiary applies the proceeds of the transaction in compliance with Section 4.11.

                                   ARTICLE 5.

                                  SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its property and assets in one transaction or a series of related transactions to any Person or permit any Person to merge with or into it unless:

     (a) (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, or, any state or jurisdiction thereof and (ii) the Successor Company assumes all of the Company's obligations under the Notes, this Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (c) immediately after giving effect to such transaction on a pro forma basis the Company, or the Successor Company or resulting company, as the case may be, could incur at least $1.00 of Indebtedness under Section 4.09(a); provided that this clause (c) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary in connection with which no consideration, other than Common Stock in the Surviving Person or the Company, shall be issued or distributed to the stockholders of the Company; provided further, that this clause (c) shall no longer be applicable from and after any Investment Grade Date, and

     (d) the Company delivers to the Trustee an Officers' Certificate in accordance with Sections 11.04 and 11.05, attaching the arithmetic computations to demonstrate compliance with clause (c) of this Section 5.01(a), and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

     Clause (c) of this Section 5.01 above shall not apply if, in the good faith determination of the Company's Board of Directors, the principal purpose of the transaction is to change the Company's state of incorporation and the transaction does not have as one of its purposes the evasion of the foregoing limitations. This Section 5.01 shall not apply to (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating in another jurisdiction, or (b) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Wholly Owned Restricted Subsidiaries.

SECTION 5.02.  SUCCESSOR PERSON SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or a Subsidiary Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or any such Subsidiary Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company, and the provisions of this Indenture referring to the "Guarantor" shall refer instead to the Successor Person and not to any Guarantor), and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such Successor Person had been named as the Company or a Guarantor, as the case may be, herein; provided, however, that the predecessor Company or Guarantor, as the case may be, shall not be relieved from the obligation to pay or Guarantee, respectively, the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

     Each of the following events constitutes an "Event of Default":

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (b) default in the payment of interest or Additional Interest, if any, on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) default in the performance or breach of the provisions of Section 5.01, or the failure to make or consummate an Offer to Purchase in accordance with Sections 4.11 and 4.15 or a breach of Sections 4.07 and 4.09;

     (d) The Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

          (i) an Event of Default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration, and/or

          (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;

     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $35.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for

          (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

          (ii) appointment of a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or

          (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

     (h) The Company or any Significant Subsidiary

          (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

          (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or

          (iii) effects any general assignment for the benefit of creditors.

SECTION 6.02.  ACCELERATION.

     (a) If an Event of Default, other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company, occurs and is continuing under the Notes or this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, provided, however that so long as any Credit Agreement is in effect, such declaration shall not become effective until the earlier of:

          (i) five Business Days after the receipt of the acceleration notice by the agent thereunder and the Company, and

          (ii) acceleration of the Indebtedness under such Credit Agreement.

          Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, shall be immediately due and payable.

     (b) In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

     (c) If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     (a) At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

          (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and

          (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     Upon any such waiver, such Default shall cease to exists, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequence thereto.

SECTION 6.05.  CONTROL BY MAJORITY.

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that any proceeding that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (a) the Holder gives the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, interest and Additional Interest, if any, on such Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Additional Interest, if any, on the remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest, and Additional Interest, if any, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.  RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.  DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e), (f) and (g) of this Section and Section 7.02.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be charged with notice or knowledge of any Default or Event of Default (other than an Event of Default under Section 6.01(a) or (b) hereof) unless a Responsible Officer of the Trustee receives at its Corporate Trust Office written notice thereof.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate in accordance with Sections 11.04 and 11.05 or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS .

     Within 60 days after each May 15 beginning with May 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable fees and disbursements of counsel) Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have, and the Company hereby grants, a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking corporation, the Successor Person or national banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b) provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate complying with Section 11.04 and 11.05 delivered to the Trustee, at any time, elect to have Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the Company's rights of optional redemption under Section 3.07, (d) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (e) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and 4.17 hereof, and the operation of
Section 5.01(c) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The Company may exercise Legal Defeasance or Covenant Defeasance if:

     (a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity of such payments in accordance with the terms of the Notes and this Indenture;

     (b) the Company has delivered to the Trustee

          (i) either

               (A) an Opinion of Counsel to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Article Eight and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or

               (B) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and

          (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 93 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

     (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and

     (d) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge.

     (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.04 have been satisfied in accordance with Sections 11.04 and 11.05.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Additional Interest, if any, on such Notes but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, interest and Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest and Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest, or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger, consolidation or sale of all or substantially all the assets of the Company in compliance with this Indenture;

          (4) to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

     (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.11 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Additional Interest, if any, on the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     (b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Notes,

          (ii) reduce the principal amount of, premium, if any, or interest on, any Notes,

          (iii) change the place or currency of payment of principal of premium, if any, or interest on, any Notes,

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Notes,

          (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

          (vi) waive a default in the payment of principal of, premium, if any, or interest or Additional Interest on, the Notes, or

          (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.

                           SATISFACTION AND DISCHARGE

SECTION 10.01. SATISFACTION AND DISCHARGE OF INDENTURE.

     The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the day of the deposit referred to below, and the provisions of this Indenture will no longer be in effect with respect to the Notes (subject to Section 8.07 and as surviving rights of registration of transfer or exchange of the Notes as expressly provided, this Indenture) and the Trustee at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (1) the Company has deposited with the Trustee, in trust, money and /or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes,

          (2) the Company has delivered to the Trustee

               (a) either

                    (i) an Opinion of Counsel to the effect that Holders will
               not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 10.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or,

                    (ii) a ruling directed to the Trustee received from the
               Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and

               (b) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

          (3) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and

          (4) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Section 7.07 and 7.10 and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 10.01, the obligations of the Trustee under Section 10.02 and Section 2.04 shall survive.

SECTION 10.02. APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 2.04, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE 11.

                                MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address.

                  If to the Company:

                  Dobson Communications Corporation
                  14201 Wireless Way
                  Oklahoma City, Oklahoma  73134
                  Telecopier No.:  (405) 529-8515
                  Attention:  Chief Financial Officer

                  With a copy to:

                  McAfee & Taft A Professional Corporation
                  211 North Robinson Road, 10th Floor
                  Oklahoma City, Oklahoma  73102
                  Telecopier No.:  (405) 228-7421
                  Attention:  Theodore M. Elam

                  If to the Trustee:

                  Bank of Oklahoma, National Association
                  9520 North May, Suite 110
                  Oklahoma City, OK  73120
                  Telecopier No.: (405) 936-3964
                  Attention: Timothy M. Cook

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Except as provided below, all notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS.

     No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.08. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as of the day and year first above written.

                                    COMPANY:

                                    DOBSON COMMUNICATIONS CORPORATION

                                    By:    BRUCE R. KNOOIHUIZEN
                                    Name:  Bruce R. Knooihuizen
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    TRUSTEE:

                                    BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                                    By:    TIMOTHY M. COOK
                                    Name:  Timothy M. Cook
                                    Title: Senior Vice President

                                    EXHIBIT A
                                 (Face of Note)



                          8-7/8% Senior Notes due 2013



CUSIP:

No.                                                            $

                        DOBSON COMMUNICATIONS CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($______________) on October 1, 2013.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2004.

Record Dates:  March 15 and September 15.

                                     DOBSON COMMUNICATIONS CORPORATION


                                     By:
                                     Name:
                                     Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture

BANK OF OKLAHOMA,
NATIONAL ASSOCIATION
as Trustee

By:

Authorized Signatory



Dated:  September 26, 2003

===============================================================================

                                 (Back of Note)


                          8-7/8% Senior Notes due 2013

     [   THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
     GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
     2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH DOBSON COMMUNICATIONS CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO DOBSON COMMUNICATIONS CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS
     (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE (WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF LESS THAN $100,000 PRINCIPAL AMOUNT OF NOTES, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON COMMUNICATIONS CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT DOBSON COMMUNICATIONS CORPORATION SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D),
     (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

---------------
(1)  Used on Global Note only.


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Dobson Communications Corporation, an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.875% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 26, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Interest, if any, on the Notes to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date, even if such Notes are cancelled after such record date and on or before such interest payment date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, Bank of Oklahoma, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of September 26, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

     (a) The Company may redeem the Notes at any time and from time to time on or after October 1, 2008, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on October 1 each of the years set forth below:


               Year                              Percentage
               ----                              ----------
               2008..............                108.438%
               2009..............                102.958%
               2010..............                101.479%
               2011 and thereafter               100.000%

     (b) In addition, at any time and from time to time on or prior to October 1, 2006, the Company may redeem up to 35% of the principal amount of the Notes at a redemption price equal to 108.875% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption.

     (c) In addition to the foregoing, at any time prior to October 1, 2008, the Company may also redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes).

     6. MANDATORY REDEMPTION.

     Except as described below under Sections 4.11 and 4.15 of the Indenture, the Company shall not be required to make any mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to a Change of Control Offer in cash at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the purchase date. Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

     (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds from Asset Sales not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of Notes and the holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Offer to Purchase on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus, in each case, accrued interest and Additional Interest, if any, to the Payment Date.

     (c) The Company shall effect any Offer to Purchase in accordance with the procedures set forth in the Indenture.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof, called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, change the Stated Maturity of the principal of, or any installment of interest on, any Notes, reduce the principal amount of, premium, if any, or interest on, any Notes, change the place or currency of payment of principal of premium, if any, or interest on, any Notes, impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Notes, reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture, waive a default in the payment of principal of, premium, if any, or interest or Additional Interest on, the Notes, or reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's obligations to Holders in the case of a merger, consolidation or sale of all or substantially all the assets of the Company in compliance with this Indenture; to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any older; or to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939.

     13. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (c) default in the performance of the provisions of Sections 5.01 of the Indenture; (d) default for 45 days after notice in the performance of Section 4.03, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 4.15,
4.17 and 4.18 of the Indenture; (e) failure by the Company or any Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (f) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Company, the Company or any Significant Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million; (g) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 30 consecutive days; and (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.

     15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of September 26, 2003, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     20. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Dobson Communications Corporation
                  14201 Wireless Way
                  Oklahoma City, Oklahoma 73134
                  Attention: Treasurer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:

                                Your Signature:
                                (Sign exactly as your name appears on the face of this Note)


                                Signature Guarantee: ____________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.11 or 4.15 of the Indenture, check the box below:

                  [ ] Section 4.11              [ ] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________





Date:                          Your Signature:
                               (Sign exactly as your name appears
                               on the Note)

                               Signature Guarantee:  _________________________

                               Tax Identification No:

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                         Principal Amount
                        Amount of decrease in  Amount of increase in          of this             Signature of
                          Principal Amount        Principal Amount          Global Note        authorized officer
                               of this                of this             following such          of Trustee or
   Date of Exchange          Global Note            Global Note       decrease (or increase)        Custodian
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

Bank of Oklahoma, National Association
9520 North May, Suite 110
Oklahoma City, OK  73120


     Re: 8-7/8% Senior Notes due 2013 of Dobson Communications Corporation

     Reference is hereby made to the Indenture, dated as of September 26, 2003 (the "Indenture"), between Dobson Communications Corporation, as issuer (the "Company"), named therein and Bank of Oklahoma, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.


3. [ ] Check and complete if Transferee shall take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    [Insert Name of Transferor]


                                    By:
                                    Name:
                                    Title:
Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) [ ]   a beneficial interest in the:

          (i)   [ ]   144A Global Note (CUSIP ), or

          (ii)  [ ]   Regulation S Global Note (CUSIP ), or

          (iii) [ ]  a Restricted Definitive Note.

2.   After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

     (a)  [ ]  a beneficial interest in the:

          (i)  [ ]  144A Global Note (CUSIP ), or

          (ii) [ ]  Regulation S Global Note (CUSIP ), or

          (iii)[ ]  Unrestricted Global Note (CUSIP ); or

     (b)  [ ]  a Restricted Definitive Note; or

     (c)  [ ]  an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma  73134

Bank of Oklahoma, National Association
9520 North May, Suite 110
Oklahoma City, OK  73120


     Re: 8-7/8% Senior Notes due 2013 of Dobson Communications Corporation


                              (CUSIP______________)


     Reference is hereby made to the Indenture, dated as of September 26, 2003 (the "Indenture"), between Dobson Communications Corporation, as issuer (the "Company"), and Bank of Oklahoma, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

                     [ ]      144A Global Note,

                     [ ]      Regulation S Global Note,

          with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                   -----------------------------------
                                   [Insert Name of Owner]


                                   By: _______________________________
                                       Name:
                                       Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma  73134

Bank of Oklahoma, National Association
9520 North May, Suite 110
Oklahoma City, OK  73120


     Re: 8-7/8% Senior Notes due 2013

     Reference is hereby made to the Indenture, dated as of September 26, 2003 (the "Indenture"), by and between Dobson Communications Corporation as issuer (the "Company"), and Bank of Oklahoma, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ]  a beneficial interest in a Global Note, or

                  (b) [ ]  a Definitive Note,

     we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                   [Insert Name of Accredited Investor]


                                    By:
                                    Name:
                                    Title:
Dated: